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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


         As independent certified public accountants, we hereby consent to the inclusion in the Registration Statement on Form S-3 filed by Stericycle, Inc. (Registration No. 333-60591) for the registration of 4,025,000 shares of common stock of our report dated November 4, 1998 on consolidated financial statements of Waste Systems, Inc. and Subsidiary as of and for the years ended December 31, 1997 and 1996, and to all references to our firm in the Registration Statement.



                                             HEARD, McELROY & VESTAL, L.L.P.


Shreveport, Louisiana
January 8, 1999